Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of AVG Technologies N.V. of our report dated March 24, 2014 relating to the consolidated financial statements, which appears in AVG Technologies N.V.’s Annual Report on Form 20-F for the year ended December 31, 2013.

/s/ R.M. van Tongeren RA
R.M. van Tongeren RA
PricewaterhouseCoopers Accountants N.V.
Amsterdam, the Netherlands
May 5, 2014